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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  JUNE 30, 1995
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                          VIDEO JUKEBOX NETWORK, INC.
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             (Exact name of registrant as specified in its charter)



        FLORIDA                      0-15445                 59-2605267
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(State or other juris-             (Commission             (IRS Employer
diction of incorporation)          File Number)          Identification No.)



1221 COLLINS AVENUE, MIAMI BEACH, FLORIDA                         33139
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 (Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code:            (305) 674-5000
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Item 5.  Other Events.

General.

         On June 30, 1995, Video Jukebox Network, Inc. (the "Company") and a wholly-owned subsidiary of Ticketmaster Corporation ("Ticketmaster") completed Ticketmaster's acquisition of a 50% equity interest in the Company's United Kingdom subsidiary, Video Jukebox Network International Limited ("VJNIL"). TM No.2 Limited ("TM No.2"), a wholly-owned subsidiary of Ticketmaster, acquired a 50% interest in VJNIL's ordinary shares, par value L.1.00 per share (the "Ordinary Shares"), through the cash payment to the Company of U.S.$2,225,000 and, in accordance with an administrative services agreement among the Company, VJNIL and TM No.2, the issuance of a promissory note payable to VJNIL in the principal amount of L.625,400 (the equivalent of U.S.$1 million). Principal amounts due under the note will not accrue interest and monthly payments of principal will be forgiven in full so long as TM No.2 is providing services to VJNIL under the administrative services agreement.

         TM/Video International, Inc. ("TM/Video"), a wholly-owned subsidiary of Ticketmaster, loaned VJNIL U.S.$1.5 million. The Company also renewed its U.S.$1.5 million loan to VJNIL. For the terms of such loans, see "Loans to VJNIL." Both loans aggregating U.S.$3.0 million are secured by all of the assets of VJNIL. The Company, TM/Video, VJNIL and Atlantic American Capital Corp., an affiliate of Communications Equity Associates, Inc., have entered into an intercreditor agreement which governs the administration of both loans.

         In exchange for Vincent Monsey's 9% equity interest in VJNIL, the Company issued 225,000 shares of its common stock, par value $.001 per share, to Mr. Monsey. Mr. Monsey also entered into a new employment agreement with VJNIL. For more information with respect to the employment agreement, see "Certain Employment Agreements."

Stock Purchase Agreement and Service Agreement.

         Pursuant to a stock purchase agreement among the Company, VJNIL and TM No.2, TM No.2 purchased 246 Ordinary Shares from the Company for a cash purchase price of US$2,225,000.

         The parties also entered into a five-year administrative service agreement ("Service Agreement"), pursuant to which TM No.2 purchased an additional 110 Ordinary Shares ("Service Shares") from VJNIL by issuing a promissory note (the "Service Note") payable to VJNIL in the principal amount of L.625,400 (the equivalent of U.S.$1 million). As long as TM No.2 is providing services to VJNIL in accordance with the Service Agreement, principal amounts due under the Service Note will not accrue interest and monthly payments of principal will be forgiven in full.

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         Under the Service Agreement, TM No.2 is required to provide administrative, strategic oversight and marketing related services to VJNIL.
In the event that the services are not provided by TM No.2, TM No.2 will pay VJNIL US$200,000 for each 12-month period in which the services are not provided. The Service Agreement may be terminated for cause upon the occurrence of certain events, including: (i) the failure of TM No.2 to meet the operating revenues and expenditure levels established in annual budgets for VJNIL; (ii) the gross negligence or willful misconduct of TM No.2 relating to the services to be performed under the Service Agreement; (iii) the material breach by TM No.2 of any agreement or covenant in the Service Agreement; (iv) the bankruptcy of TM No.2; (v) the sale, merger, consolidation or other similar transaction that results in the transfer of control of TM No.2 to a competitor of VJNIL; and (vi) a significant change in the members of the executive management of TM No.2 who are primarily responsible for the services to be provided to VJNIL. The Service Agreement can also be terminated without cause for various reasons, including the revocation or termination of the License Agreement (as hereinafter described) and Ticketmaster (or its affiliates) ceasing to own any VJNIL stock.

         If the Service Agreement is terminated for cause, the outstanding principal amount of the Service Note will become immediately due and payable. However, if the Service Agreement is terminated without cause, the principal amount of the Service Note will not be accelerated but will be payable over the remainder of the five-year term of the Service Agreement.

         TM No.2 may not take certain significant actions on behalf of VJNIL without the unanimous consent of the Board of Directors of VJNIL. Such actions include expanding into a business which is not substantially related to the present business of VJNIL, future issuances of VJNIL stock, and certain other extraordinary corporate events.

         For a period of 30 months from June 30, 1995, the Company has agreed to indemnify TM No.2 in the event VJNIL is prohibited or otherwise restricted from operating its business as a result of a claim or demand by a third party that the intellectual property licensed to VJNIL by the Company conflicts with, misappropriates, infringes or otherwise violates any intellectual property rights of such third party.

         As long as any services or money remain to be provided or paid to VJNIL in exchange for the Service Shares, TM No.2 may not transfer the Service Shares to any other entity or person other than to an affiliate of TM No.2. The Service Shares are also subject to certain stock resale restrictions.


Stockholders Agreement.

         Under the stockholders agreement, dated June 30, 1995, among the Company, VJNIL and TM No.2, if the Company or TM No.2 wishes to dispose





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of all of its VJNIL shares, the non-selling stockholder has a right of first refusal to purchase such shares. The stockholders agreement also provides that a stockholder has the option to purchase, at fair market value, all of the other stockholder's VJNIL shares under certain circumstances.

         Both TM No.2 and the Company will have the right to appoint two voting members to the five person board of directors of VJNIL, which will include Vincent Monsey, VJNIL's managing director, as a non-voting member. As long as the Company, TM No.2 and their respective affiliates own an equal amount of VJNIL stock, certain significant VJNIL corporate actions will require the consent of both Company and TM No.2. Such actions include expanding into a business which is not substantially related to the present business of VJNIL, approval of VJNIL's annual operating budget, future issuances of VJNIL stock, and certain other extraordinary corporate events.

         In the event that the Company and TM No.2 representatives cannot agree on matters relating to, among other things, the strategic direction of VJNIL or significant operational matters, each stockholder will have the right to purchase the other stockholder's equity interest in VJNIL.

Loans to VJNIL.

         TM/Video, a wholly-owned subsidiary of Ticketmaster, loaned VJNIL U.S.$1.5 million. The Company also renewed its U.S.$1.5 million loan to VJNIL. For the initial two years that the loans are outstanding, interest will accrue on the outstanding principal amount of each loan but VJNIL is not obligated to make any payments of interest or principal. For the third through the fifth years during which the loans are outstanding and commencing on July 1, 1997, VJNIL is obligated to make quarterly payments of current interest on the outstanding amount of the loans. The principal and accrued interest thereon is payable by VJNIL in equal quarterly installments commencing on the July 1st following the fifth anniversary of the funding date and continuing until the quarter ended September 30, 2004, with a final installment payment of all unpaid principal and accrued interest on October 1, 2005. Both loans aggregating U.S.$3.0 million are secured by all of the assets of VJNIL. Under the terms of an intercreditor agreement among the Company, VJNIL, TM/Video and Atlantic American Capital Corp. ("Atlantic"), an affiliate of Communications Equity Associates, Inc., TM/Video and the Company will rank pari passu in the distribution of VJNIL's assets. Atlantic will act, without compensation, as agent for both lenders under the agreement.

         For a period of 30 months from June 30, 1995, the Company has agreed to indemnify TM/Video in the event VJNIL is prohibited or otherwise restricted from operating its business as a result of a claim or demand by a third party that the intellectual property licensed to VJNIL by the Company conflicts with, misappropriates, infringes or





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otherwise violates any intellectual property rights of such third party.

License Agreement.

         The Company and VJNIL also entered into a license agreement, pursuant to which VJNIL has been granted a license to use certain intellectual property of the Company for a period of 25 years in the United Kingdom and the Republic of Ireland. Under certain conditions, the license may be renewed for an additional period of 10 years. As consideration for the license, the Company is entitled to an annual licensing fee of U.S.$10,000 or, if the Company ceases to own an interest in VJNIL, a licensing fee equal to 2% of all sales made by VJNIL. The license agreement may be terminated by the Company if VJNIL fails to satisfy certain obligations, including the payment of the licensing fee or fails to conform to programming content standards.


Monsey Stock Transaction.

         As part of the transactions with the two subsidiaries of Ticketmaster, the Company issued 225,000 shares of its common stock, par value $.001 per share, to Vincent Monsey in exchange for his 9% equity interest in VJNIL.

Certain Employment Agreements.

         VJNIL also entered into employment agreements with two current VJNIL executive officers, Vincent Monsey and Elizabeth Laskowski. Mr. Monsey will be employed as the Managing Director of VJNIL and Ms. Laskowski will be employed
as the Director of Programming.   Mr. Monsey will earn an annual salary of
L.90,000 in year one, L.95,000 in year two and L.100,000 in year three, and will be entitled to a bonus ranging between 10-25% of his prior year's salary, depending on the profits (before depreciation, interest, taxes and amortization) of VJNIL in the prior fiscal year. Ms. Laskowski will earn an annual salary of L.55,000 in year one, L.60,000 in year two and L.65,000 in year three. Ms. Laskowski's bonus, if any, will be at the discretion of the Board of Directors of VJNIL.

Item 7.   Financial Statements and Exhibits.

(c)      Exhibits.*

         (1) Stock Purchase Agreement, dated June 30, 1995, among the Company, VJNIL and Vincent Paul Monsey.

         (2) Secured Loan Agreement, dated June 30, 1995, between VJNIL and TM/Video.

         (3)     Secured Promissory Note of VJNIL, with TM/Video as Payee.





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         (4)     Secured Loan Agreement, dated June 30, 1995, between VJNIL and the Company.

         (5)     Secured Promissory Note of VJNIL, with the Company as Payee.

         (6)     Debenture, dated June 30, 1995, between VJNIL and the Company.

         (7)     Debenture, dated June 30, 1995, between VJNIL and TM/Video.

         (8) Intercreditor Agreement, dated June 30, 1995, among the Company, TM/Video, VJNIL and Atlantic American Capital Corp.

         (9) Stock Purchase Agreement, dated June 30, 1995, among the Company, TM No.2 and VJNIL.

         (10) License Agreement, dated June 30, 1995, between the Company and VJNIL.

         (11) Administrative Services Agreement, dated June 30, 1995, among the Company, VJNIL and TM No.2.

         (12)    Secured Promissory Note of TM No.2, with VJNIL as Payee.

         (13) Stockholders Agreement, dated June 30, 1995, among the Company, VJNIL and TM No.2.

         (14) Letter Agreement, dated June 30, 1995, between the Company and TM No.2.

         (15) Letter Agreement, dated June 30, 1995, between the Company and TM/Video.





__________________________
*        All exhibits will be filed by amendment to this Form 8-K, dated June
         30, 1995.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VIDEO JUKEBOX NETWORK, INC.
                                        (Registrant)



Date:  July 11, 1995              By:  /s/ Luann M. Simpson
                                       -----------------------------
                                        Luann M. Simpson, Chief
                                        Financial and Administrative
                                        Officer and Secretary










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